Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Registration Statement on Form F-1 and related prospectus of B.O.S. Better Online Solutions Ltd. (“BOS”) of our report dated March 25, 2006 relating to the financial statements of Odem Electronic Technologies 1992 Ltd.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

Jerusalem, Israel February 8, 2007	/s/ Kesselman & Kesselman —————————————— Kesselman & Kesselman Certified Public Accountants (Israel) A member of PricewaterhouseCoopers International Limited